EXHIBIT 5.01

                           ARNALL GOLDEN GREGORY LLP
                            2800 One Atlantic Center
                         1201 W. Peachtree Street, N.W.
                             Atlanta, GA 30309-3450


                                                      Direct phone: 404.873.8706
                                                        Direct fax: 404.873.8707
                                                      E-mail: robert.dow@agg.com
                                                                     www.agg.com

                                 October 3, 2003


Interland, Inc.
303 Peachtree Center Avenue
Suite 500
Atlanta, Georgia   30303

         RE:  Registration Statement on Form S-8; 2002 Equity Incentive Plan

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Interland, Inc., a Minnesota corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about October 3, 2003 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 650,000 shares of your Common Stock (the "Common Stock") subject to issuance by you, consisting of shares of common stock issuable upon the exercise of options to purchase shares of the common stock of the Company under its Interland, Inc. 2002 Equity Incentive Plan (the "Plan").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits to be filed as a part thereof;

     (2)  the  Prospectus   prepared  in  connection   with  the  Plan  and  the
          Registration Statement;

     (3)  the Articles of Incorporation of the Company, as amended;

     (4)  the Bylaws of the Company, as amended; and

     (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the legal capacity of all persons or entities executing the same, the conformity to originals and completeness of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information and records included in the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

                                                                 Interland, Inc.
                                                                 October 3, 2003
                                                                          Page 2



     We are admitted to practice law in the State of Georgia, and we render this opinion only with respect to, and express no opinion herein concerning, the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, of the State of Georgia and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Minnesota.

     Based upon the foregoing, it is our opinion that up to 650,000 shares of Common Stock that may be issued and sold by you upon the exercise of the options under the Plan when issued, sold and delivered in accordance with the Plan and the purchase agreements entered into under the Plan and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                     Sincerely,


                                     /s/ ARNALL GOLDEN GREGORY LLP
                                     ARNALL GOLDEN GREGORY LLP